                                              GUIDELINES FOR CERTIFICATION OF TAXPAYER
                                            IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER  IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000.
The table below will help determine the number to give the payer.

____________________________________________________________________________________________________________________________________
For this type of account                 Give the                      For this type of account              Give the
                                         SOCIAL SECURITY number                                              EMPLOYER
                                         of:                                                              IDENTIFICATION
                                                                                                             number of:
___________________________________________________________________________________________________________________________________
 1.   An individual's account           The individual               6. A valid trust,               Legal entity (Do not furnish
                                                                        estate, or                   the identifying number of the
                                                                        pension trust                personal representative or
                                                                                                     trustee unless the legal
                                                                                                     entity itself is not
                                                                                                     designated in the
                                                                                                     account title).(4)

 2.   Two or more individuals           The actual owner of the      7. Corporate account            The corporation
      (joint account)                   account or, if combined
                                        funds, the first
                                        individual on the
                                        account(1)

 3.   Custodian account of a            The minor(2)                 8. Association, club,           The organization
      minor (Uniform Gifts to                                           religious, charitable,
      Minors Act)                                                       educational, or other
                                                                        tax-exempt organization
                                                                        account

 4.   a. The usual revocable            The grantor-trustee(1)       9. Partnership account          The partnership
         savings trust account
         (grantor is also trustee)

      b. So-called trust account        The actual owner(1)         10. A broker or registered       The broker or nominee
         that is not a legal or valid                                   nominee
         trust under state law

 5.   Sole proprietorship               The owner(3)                11. Account with the             The public entity
      account                                                           Department of Agriculture
                                                                        in the name of a public
                                                                        entity (such as a state or
                                                                        local government, school
                                                                        district or prison) that
                                                                        receives agricultural
                                                                        program payments
___________________________________________________________________________________________________________________________________

1    List first and circle the name of the person whose number you furnish.

2    Circle the minor's name and furnish the minor's social security number.

3    You must show your individual name, but you may also enter your business or
     "doing business as" name. You may use either your social security number or employer identification number (if you have one).

4    List  first and  circle  the name of the legal  trust,  estate,  or pension trust.

NOTE: If no name is circled  when more than one name is listed,  the number will be considered to be that of the first name listed.

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HOW TO OBTAIN A TIN

If you don't  have a  taxpayer  identification  number  or you  don't  know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form
SS-4, Application for Employer Identification Number, at the local office of the
Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees exempt from backup withholding on all payments include the following:

o    An  organization  exempt  from tax  under  section  501(a),  any IRA,  or a custodial  account  under  section  403(b)(7) if the account  satisfies the requirements of Section 401(f)(2).

o    The United States or any of its agencies or instrumentalities.

o    A state,  the District of Columbia,  a possession of the United States,  or any of their  political  subdivisions  or  instrumentalities.

o    A foreign  government or any of its political  subdivisions,  agencies,  or instrumentalities.

o    An international  organization or any of its agencies or instrumentalities.

Other payees that MAY BE EXEMPT from backup withholding include:

o    A corporation.

o    A foreign central bank of issue.

o    A dealer in  securities or  commodities  required to register in the United
     States, the District of Columbia, or a possession of the United States.

o    A futures commission merchant registered with the Commodity Futures Trading
     Commission.

o    A real estate investment trust.

o    An entity  registered at all times during the tax year under the Investment
     Company Act of 1940.

o    A common trust fund operated by a bank under section 584(a).

o    A financial institution.

o    A middleman known in the investment community as a nominee or custodian.

o
     A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends  and patronage  dividends not generally  subject to backup withholding  include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o    Payments to  partnerships  not engaged in a trade or business in the United
     States and that have at least one nonresident alien partner.

o    Payments of patronage  dividends  where the amount  received is not paid in money.

o    Payments made by certain foreign organizations.

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Payments of interest not  generally  subject to backup  withholding  include the following:

o    Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup  withholding if this interest is $600 or more and is paid in the course of the payer's  trade of business  and you have not  provided your correct taxpayer identification number to the payer.

o    Payments of tax-exempt interest (including  exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free  covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

Exempt payees  described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE
"EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM,  AND RETURN
IT TO THE PAYER.

Certain payments,  other than interest,  dividends and patronage  dividends that are not  subject  to  information  reporting  are also  not  subject  to  backup withholding.  For details,  see the regulations  under sections 6041,  6041A(a),
6045 and 6050A.

PRIVACY ACT NOTICE.  -- Section  6109  requires  most  recipients  of  dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the  payments to the IRS. The IRS uses the numbers for identification  purposes and to help verify the accuracy of tax returns.  Payers must be given the numbers  whether or not  recipients  are  required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the
Internal Revenue Code) of taxable interest,  dividend and certain other payments to a payee who does not  furnish a  taxpayer  identification  number to a payer.
Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish  Taxpayer  Identification  Number.  -- If you
fail to furnish your correct taxpayer  identification number to a payer, you are subject to a penalty of $50 for each such failure  unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False  Information With Respect to Withholding.  -- If you
make a false  statement with no reasonable  basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  Criminal  Penalty  for  Falsifying  Information.  --  Willfully  falsifying certifications or affirmations may subject you to criminal  penalties  including fines  and/or  imprisonment.

FOR ADDITIONAL  INFORMATION  CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE.

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